NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports First Quarter Results
Record Quarterly Underwriting Income of $274 Million,
Net Income Increased 157% to $591 Million and Return on Equity of 35.5%

Greenwich, CT, April 25, 2022 - W. R. Berkley Corporation (NYSE: WRB) today reported its first quarter 2022 results.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2022	2021

Gross premiums written	$2,859,837	$2,484,712
Net premiums written	2,413,254	2,050,038

Net income to common stockholders	590,638	229,525
Net income per diluted share (1)	2.12	0.82

Operating income (2)	306,921	201,780
Operating income per diluted share (1)	1.10	0.72

Return on equity (3)	35.5%	14.5%

(1)The 2021 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on March 23, 2022.
(2)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(3)Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

First quarter highlights included:
•Return on equity of 35.5%.
•Record quarterly underwriting income and net income of $274.4 million and $590.6 million, respectively.
•Net premiums written increased nearly 18% to a quarterly record of $2.4 billion.
•The current accident year combined ratio before catastrophe losses of 1.3 loss ratio points was 86.5%.
•The reported combined ratio was 87.8%, including catastrophe losses of $28.8 million.
•Record quarterly net investment gain of $366.3 million, mainly due to real estate investment sales.
•Book value per share grew 3.5% before dividends, benefitting from our decision to maintain a short investment duration.

The Company commented:
The Company reported exceptional results for the first quarter of 2022, due to another quarter of record underwriting results and continued strong investment income, including significant realized gains from the sale of investments. We reported a 35.5% return on beginning stockholders’ equity. Book value per share before dividends grew 3.5%, benefitting from our decision to maintain a short investment duration, notwithstanding the impact of rising interest rates.
Net premiums written grew by nearly 18% as the majority of our businesses expanded, particularly in the E&S and specialty markets. Rate increases remained above expected loss cost trends for the majority of our lines of business. Rate and exposure growth improved our loss and expense ratios.
As we previously announced, the Company realized a pretax gain on the sale of a real estate investment in London of more than $300 million before transaction expenses and the impact of foreign currency. Net investment income grew more than 9% as investment funds continued to outperform and fixed-maturity income benefited from higher yields. We expect the latter trend to accelerate as interest rates move higher.
We remain focused on our total risk-adjusted return strategy and expect relative market stability in most parts of our business. Our underwriting and investment portfolios remain well-positioned for the inflationary environment. The Company is performing exceptionally well and we continue to be optimistic about our opportunities going forward.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on April 25, 2022, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-andpresentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

W. R. Berkley Corporation        4
Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2022 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing COVID-19 pandemic; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2022 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation        5
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2022	2021
Revenues:
Net premiums written	$2,413,254	$2,050,038
Change in unearned premiums	(164,167)	(200,082)
Net premium earned	2,249,087	1,849,956
Net investment income	173,512	158,577
Net investment gains:
Net realized and unrealized gains on investments	369,882	51,759
Change in allowance for credit losses on investments	(3,617)	(16,920)
Net investment gains	366,265	34,839
Revenues from non-insurance businesses	97,776	87,430
Insurance service fees	27,951	25,808
Other Income	818	259
Total Revenues	2,915,409	2,156,869
Expenses:
Loss and loss expenses	1,339,252	1,121,592
Other operating costs and expenses	713,899	616,268
Expenses from non-insurance businesses	94,855	86,290
Interest expense	34,970	36,651
Total expenses	2,182,976	1,860,801
Income before income tax	732,433	296,068
Income tax expense	(139,403)	(64,352)
Net Income before noncontrolling interests	593,030	231,716
Noncontrolling interest	(2,392)	(2,191)
Net income to common stockholders	$590,638	$229,525

Net income per share (1):
Basic	$2.13	$0.83
Diluted	$2.12	$0.82

Average shares outstanding (1) (2):
Basic	276,772	277,793
Diluted	279,157	280,245

(1)The 2021 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on March 23, 2022.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

W. R. Berkley Corporation        6
Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	First Quarter
	2022	2021
Insurance:
Gross premiums written	$2,484,799	$2,140,013
Net premiums written	2,073,291	1,739,824
Net premiums earned	1,962,835	1,604,979
Pre-tax income	382,412	257,109
Loss ratio	59.5%	61.3%
Expense ratio	28.1%	29.3%
GAAP Combined ratio	87.6%	90.6%

Reinsurance & Monoline Excess:
Gross premiums written	$375,038	$344,699
Net premiums written	339,963	310,214
Net premiums earned	286,252	244,977
Pre-tax income	57,628	68,649
Loss ratio	59.9%	56.5%
Expense ratio	29.5%	30.9%
GAAP Combined ratio	89.4%	87.4%

Corporate and Eliminations:
Net investment gains	$366,265	$34,839
Interest expense	(34,970)	(36,651)
Other revenues and expenses	(38,902)	(27,878)
Pre-tax gain (loss)	292,393	(29,690)

Consolidated:
Gross premiums written	$2,859,837	$2,484,712
Net premiums written	2,413,254	2,050,038
Net premiums earned	2,249,087	1,849,956
Pre-tax income	732,433	296,068
Loss ratio	59.5%	60.6%
Expense ratio	28.3%	29.5%
GAAP Combined ratio	87.8%	90.1%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

W. R. Berkley Corporation        7
Supplemental Information
(Amounts in thousands)

	First Quarter
	2022	2021
Net premiums written:
Other liability	$836,040	$676,796
Short-tail lines (1)	393,918	325,051
Workers' compensation	303,420	286,724
Commercial automobile	279,528	248,567
Professional liability	260,385	202,686
Total Insurance	2,073,291	1,739,824
Casualty reinsurance	198,155	174,864
Monoline excess	92,536	85,509
Property reinsurance	49,272	49,841
Total Reinsurance & Monoline Excess	339,963	310,214
Total	$2,413,254	$2,050,038

Current accident year losses from catastrophes (including COVID-19 related losses):
Insurance	$10,767	$32,829
Reinsurance & Monoline Excess	18,064	3,000
Total	$28,831	$35,829

Net Investment income:
Core portfolio (2)	$112,312	$100,568
Investment funds	52,013	38,935
Arbitrage trading account	9,187	19,074
Total	$173,512	$158,577

Net realized and unrealized gains on investments:
Net realized gains on investments	$276,669	$76,094
Change in unrealized gains (losses) on equity securities	93,213	(24,335)
Total	$369,882	$51,759

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$635,453	$545,750
Insurance service expenses	22,466	20,786
Net foreign currency gains	(4,168)	(5,594)
Debt extinguishment costs	—	3,617
Other costs and expenses	60,148	51,709
Total	$713,899	$616,268

Cash flow from operations	$477,682	$310,990

Reconciliation of net income to operating income:
Net income	$590,638	$229,525
Pre-tax investment gains, net of related expenses	(361,034)	(33,302)
Income tax expense	77,317	5,557
Operating income after-tax (3)	$306,921	$201,780

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

W. R. Berkley Corporation        8
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2022	December 31, 2021

Net invested assets (1)	$23,658,053	$23,705,508
Total assets	32,250,954	32,047,876
Reserves for losses and loss expenses	15,722,889	15,390,888
Senior notes and other debt	1,834,155	2,259,416
Subordinated debentures	1,007,832	1,007,652
Common stockholders' equity (2)	6,864,503	6,653,011
Common stock outstanding (3) (4)	265,186	265,171
Book value per share (4) (5)	25.89	25.09
Tangible book value per share (4) (5)	24.92	24.27

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of March 31, 2022, reflected in common stockholders' equity are after-tax unrealized investment losses of $333 million and unrealized currency translation losses of $316 million. As of December 31, 2021, after-tax unrealized investment gains were $91 million and unrealized currency translation losses were $373 million.
(3)During the three months ended March 31, 2022, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)The 2021 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on March 23, 2022.
(5)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
March 31, 2022
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$818,848	3.5%
State and municipal:
Special revenue	1,935,528	8.2%
State general obligation	424,590	1.8%
Local general obligation	416,167	1.8%
Pre-refunded	177,371	0.8%
Corporate backed	172,005	0.7%
Total state and municipal	3,125,661	13.3%
Mortgage-backed securities:
Agency	874,067	3.7%
Commercial	263,501	1.1%
Residential - Prime	246,852	1.0%
Residential - Alt A	4,771	0.0%
Total mortgage-backed securities	1,389,191	5.8%
Asset-backed securities	4,257,421	18.0%
Corporate:
Industrial	3,270,804	13.8%
Financial	1,706,732	7.2%
Utilities	409,726	1.7%
Other	201,245	0.9%
Total corporate	5,588,507	23.6%
Foreign government	1,246,568	5.3%
Total fixed maturity securities (1)	16,426,196	69.5%
Equity securities available for sale:
Common stocks	883,317	3.7%
Preferred stocks	243,174	1.0%
Total equity securities available for sale	1,126,491	4.7%
Cash and cash equivalents (2)	1,980,346	8.4%
Investment funds (3)	1,544,856	6.5%
Real estate	1,276,157	5.4%
Arbitrage trading account	1,188,910	5.0%
Loans receivable	115,097	0.5%
Net invested assets	$23,658,053	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.8 million.